Exhibit 23.2

CONSENT OF PREDECESSOR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-137397, 333-119271 and 333-118090) of Steel Excel Inc. of our report dated March 3, 2011 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 13, 2012